EXHIBIT 10.3

Grant No.

Notice of Grant of Stock Option

(1999 Stock Option Plan)

PDL BioPharma, Inc., a Delaware corporation (the “Company”), has granted ________________________ (the “Optionee”) an option (the “Option”) to purchase shares of Stock pursuant to the Company’s 1999 Stock Option Plan (the “Plan”), as follows:

Date of Option Grant:

Number of Option Shares:

Exercise Price:	per share

Vesting Start Date:

Option Expiration Date:	The date seven (7) years after the Date of Option Grant.

Type of Option:	Nonstatutory Stock Option

Vested Shares:	Except as otherwise provided by the Stock Option Agreement, ( ) shares shall become Vested Shares for each full month of the Optionee’s continuous Service from the Vesting Start Date, provided that the number of Vested Shares shall not exceed the Number of Option Shares.

By their signatures below, the parties hereto agree that the Option is governed by the terms and conditions of the Stock Option Agreement attached to and made a part of this document. The Optionee acknowledges receipt of a copy of the Stock Option Agreement, represents that the Optionee is familiar with its provisions, and hereby accepts the Option subject to all of its terms and conditions. Capitalized terms used without definition in this Notice have the meanings ascribed to them in the Plan.

PDL BioPharma, Inc.	Optionee

By:
Signature
Name:

Title:	Print Name

Address:	34801 Campus Drive	Address:
Fremont, CA 94555

ATTACHMENTS:

Stock Option Agreement (Outside Director)

Exercise Notice

Grant No.

Stock Option Agreement (Outside Director)

PDL BioPharma, Inc., a Delaware corporation (the “Company”), has granted to the individual (the “Optionee”) named in the Notice of Grant of Stock Option (the “Notice”) to which this Stock Option Agreement (Outside Director) (this “Option Agreement”) is attached an option (the “Option”) to purchase certain shares of Stock upon the terms and conditions set forth in this Option Agreement and the Notice. The Option has been granted pursuant to the Company’s 1999 Stock Option Plan (the “Plan”). By signing the Notice, the Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement and accepts the Option subject to all of the terms and provisions hereof. The Optionee agrees to accept as final and binding all decisions or interpretations of the Board upon any questions arising under the Notice, this Option Agreement or the Plan.

1. Definitions and Construction.

1.1 Definitions. Whenever used herein, capitalized terms shall have the meanings as set forth below:

(a) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(b) “Change in Control” means the occurrence of any of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of (i) the outstanding shares of common stock of the Company or (ii) the total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of directors;

(ii) the Company is party to a merger or consolidation which results in the holders of the voting securities of the Company outstanding immediately prior thereto failing to retain immediately after such merger or consolidation direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the securities entitled to vote generally in the election of directors of the Company or the surviving entity outstanding immediately after such merger or consolidation; or

(iii) the sale or disposition of all or substantially all of the Company’s assets or consummation of any transaction having similar effect (other than a sale or disposition to one or more subsidiaries of the Company).

(c) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

Grant No.

(d) “Committee” means the committee of the Board, if any, duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(e) “Company” means PDL BioPharma, Inc., a Delaware corporation, or any successor corporation thereto.

(f) “Director” means a member of the Board.

(g) “Disability” means the permanent and total disability of the Optionee within the meaning of Section 22(e)(3) of the Code.

(h) “Employee” means any person treated as an employee in the records of the Company or any Parent Corporation or Subsidiary Corporation.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, subject to the following:

(i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing sale price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in the Wall Street Journal or such other source as the Board deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.

(k) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(l) “Securities Act” means the Securities Act of 1933, as amended.

Grant No.

(m) “Service” means the Optionee’s service with the Company as a Director. The Optionee’s Service shall be deemed to have terminated if the Optionee ceases to be a Director, even if the Optionee continues or commences to render service to the Company or to a Parent Corporation or Subsidiary Corporation in a capacity other than as a Director. The Optionee’s Service with the Company shall not be deemed to have terminated if the Optionee takes any bona fide leave of absence approved by the Company. Notwithstanding the foregoing, unless otherwise required by law, the Company may provide that an approved leave of absence shall not be treated as Service for purposes of determining vesting under the Option Agreement. Subject to the foregoing, the Company, in its discretion, shall determine whether the Optionee’s Service has terminated and the effective date of such termination.

(n) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 9.

(o) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. Tax Status of Option. This Option is intended to be a Nonstatutory Stock Option and shall not be treated as an “incentive stock option” within the meaning of Section 422(b) of the Code.

3. Administration. All questions of interpretation concerning this Option Agreement shall be determined by the Board. All determinations by the Board shall be final and binding upon all persons having an interest in the Option. The Chief Executive Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein.

4. Exercise of the Option.

4.1 Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable prior to the termination of the Option (as provided in Section 6) in an amount not to exceed that portion of the Number of Option Shares (as adjusted pursuant to Section 9) which have become Vested Shares less the number of shares previously acquired upon exercise of the Option.

4.2 Method of Exercise. Exercise of the Option shall be by written notice to the Company which must state the election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Optionee’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. The written notice must be signed by the Optionee and

Grant No.

must be delivered to the Chief Financial Officer, Controller or Stock Administrator of the Company, or other authorized representative of the Company, prior to the termination of the Option as set forth in Section 6, accompanied by full payment of the aggregate Exercise Price (as set forth in the Notice) for the number of shares of Stock being purchased and the tax withholding obligations, if any, as provided in Section 4.4. The Option shall be deemed to be exercised upon receipt by the Company of such written notice, the aggregate Exercise Price, and tax withholding obligations, if any.

4.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Optionee having a Fair Market Value not less than the Exercise Price, (iii) by means of a Cashless Exercise, as defined in Section 4.3(b)(ii), or (iv) by any combination of the foregoing.

(b) Limitation on Forms of Consideration.

(i) Tender of Stock. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of shares of Stock. The Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii) Cashless Exercise. A “Cashless Exercise” means the assignment in a form acceptable to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to decline to approve or terminate any such program or procedure.

4.4 Tax Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from any amounts payable to the Optionee, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Option.

4.5 Certificate Registration. Except in the event the Exercise Price is paid by means of a Cashless Exercise, the certificate for the shares of Stock as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, in the names of the heirs of the Optionee.

Grant No.

4.6 Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares of Stock issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. Questions concerning this restriction should be directed to the Legal Department of the Company. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Stock subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

4.7 Fractional Shares. The Company shall not be required to issue fractional shares of Stock upon the exercise of the Option.

5. Nontransferability of the Option. The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent provided in Section 7, may be exercised by the Optionee’s legal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

6. Termination of the Option. The Option shall terminate and may no longer be exercised after the first to occur of (a) the Option Expiration Date (as set forth in the Notice), (b) the last date for exercising the Option following termination of the Optionee’s Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.

Grant No.

7. Effect of Termination of Service.

7.1 Option Exercisability.

(a) Disability. If the Optionee’s Service with the Company is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Death. If the Optionee’s Service with the Company is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of twelve (12) months after the date on which the Optionee’s Service terminated, provided that such period shall be extended by the number of days between the date on which the Optionee’s Service terminated and the date on which the executor, personal representative or administrator of the Optionee’s estate determines the person who acquired the right to exercise the Option by reason of the Optionee’s death. Notwithstanding the foregoing, in no event shall the option be exercisable following the Option Expiration Date. The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee’s termination of Service.

(c) Other Termination of Service. If the Optionee’s Service with the Company terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee within one (1) year (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

7.2 Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until ninety (90) days after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

7.3 Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 7.1 of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the thirtieth (30th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the two hundred tenth (210th) day after the Optionee’s termination of Service, or (iii) the Option Expiration Date.

Grant No.

8. Change in Control. In the event of a Change in Control, any unexercisable or unvested portions of the Option and any shares acquired upon the exercise thereof shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of the Option and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section 8 shall be conditioned upon the consummation of the Change in Control. In addition, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may either assume the Company’s rights and obligations under the Option or substitute for the Option a substantially equivalent option for the Acquiring Corporation’s stock. The Option shall terminate and cease to be outstanding effective as of the date of the Change in Control to the extent that the Option is neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control. Notwithstanding the foregoing, if the corporation the stock of which is subject to the Option immediately prior to a Change in Control described in Section 1.1(b)(i) is the surviving or continuing corporation and immediately after such Change in Control less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the Option shall not terminate unless the Board otherwise provides in its sole discretion.

9. Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number, Exercise Price and class of shares of stock subject to the Option. If a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the Number of Option Shares and the Exercise Price shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 9 shall be rounded down to the nearest whole number, as determined by the Board, and in no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 9 shall be final and binding.

10. Rights as a Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Stock covered by the Option until the date of the issuance of a certificate for the shares of Stock for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9.

11. Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Stock acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section 11.

Grant No.

12. Arbitration. In the event any dispute between the parties to this Option Agreement arises out of, or in connection with, this Option Agreement, the parties to this Option Agreement agree that all such disputes shall, upon the written request of one (1) party delivered to the other party, be submitted to the American Arbitration Association in the county in which the Company’s principal offices are located, to be fully, finally and exclusively resolved by binding arbitration. The parties to this Option Agreement hereby waive their respective rights to have any such disputes or claims tried to a judge or jury. This arbitration provision shall not apply to any claims for injunctive relief by the parties to this Option Agreement.

The arbitrator shall have the power to enter any award that could be entered by a judge of the Superior Court of the State of California or the United States District Court, and only such power, and shall follow the law. The arbitrator shall issue the award in writing and state the essential findings and conclusions on which the award is based. The parties to this Option Agreement agree to abide by and perform any valid award rendered by the arbitrator and judgment on the award may be entered in any court of competent jurisdiction. The arbitrator shall award to the prevailing party in any such arbitration reasonable expenses, including attorneys’ fees and costs, incurred in connection with the dispute.

13. Miscellaneous Provisions.

13.1 Binding Effect. Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

13.2 Termination or Amendment. The Board may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing.

13.3 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address of such party as set forth in the Notice or at such other address as such party may designate in writing from time to time to the other party.

13.4 Integrated Agreement. This Option Agreement and the Notice constitute the entire understanding and agreement of the Optionee and the Company with respect to the subject matter contained herein and therein, and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

Grant No.

13.5 Applicable Law. This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

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Grant No.

Optionee:

Date:

PDL BioPharma, Inc.

Stock Option (Outside Director)

Exercise Notice

PDL BioPharma, Inc.

Attention: Stock Administrator

34801 Campus Drive

Fremont, CA 94555

1. Option. I was granted a nonstatutory stock option (“Option”) to purchase shares of common stock (“Shares”) of PDL BioPharma, Inc. (“Company”) pursuant to the Company’s 1999 Stock Option Plan (the “Plan”) as follows:

Grant Number:	________________________

Date of Option Grant:	________________________

Number of Option Shares:	________________________

Exercise Price per Share:	$_______________________

2. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares, all of which have vested in accordance with my Stock Option Agreement:

No. of Shares Purchased:	________________________

Total Exercise Price:	$_______________________

3. Payment. I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

Cash:	$_______________________

Check:	$_______________________

Tender of Company Stock:	Contact Stock Administrator for additional forms

Cashless exercise (same-day sale):	Contact Stock Administrator for additional forms

Grant No.

4. Tax Withholding. I will make adequate provision for federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with my exercise of the Option and my subsequent disposition of the Shares.

5. Optionee Information.

My address is:

My Social Security Number is:

I understand that I am purchasing the Shares pursuant to the terms of the Plan and my Stock Option Agreement, a copy of which I have received and have carefully read and understand.

Very truly yours,

(Signature)

(Optionee’s Name Printed)

Receipt of the above is hereby acknowledged:

PDL BioPharma, Inc.

By:
Name:
Title:
Dated: